UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2008

Apartment Investment and Management Company
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-13232	841259577
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 1, 2008, Apartment Investment and Management Company ("Aimco") issued a press release concerning its preliminary assessment of the damage caused by Tropical Storm Fay and Hurricane Ike. A copy of the press release is attached hereto as Exhibit 99.1.

On September 30, 2008, Aimco entered into a Rule 10b5-1 trading plan with a broker to facilitate the repurchase of shares of its Class A Common Stock.

Rule 10b5-1 allows a company to purchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. The shares to be repurchased under the Aimco's 10b5-1 plan would be part of the previously disclosed share repurchase authorization approved by Aimco’s Board of Directors.

The 10b5-1 share purchase period will commence in October 2008. Purchases will be implemented by a broker and will be based upon the guidelines and parameters of the 10b5-1 plan. There is no guarantee as to the exact number of shares that will be repurchased under the share repurchase program, and Aimco may discontinue purchases at any time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Investment and Management Company

October 3, 2008	By:	Thomas M. Herzog

Name: Thomas M. Herzog
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Aimco Press Release dated October 1, 2008